EXHIBIT 23.1

Securities and Exchange Commission

Washington, DC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ICOP Digital, Inc. on Form S-8 (Nos. 333-121219, 333-131038 and 333-131036) and on Form S-3 (No. 333-130856) of our report dated March 20, 2008 appearing in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Cordovano and Honeck LLP
Englewood, Colorado
March 20, 2009